1. Amended and Restated Bylaws dated as of October 17, 2014 Incorporated by reference to Post Effective Amendment No. 194 to the Registrants Registration Statement filed on October 28, 2014.
2. Amended and Restated Agreement and Declaration of Trust dated March
21, 2014   Incorporated by reference to Post Effective Amendment No.
186 to the Registrants Registration Statement filed on March 28, 2014.
3.  Management Contract with Putnam Investment Management, LLC dated
February 27, 2014   Incorporated by reference to Post Effective
Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.
4. Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A
dated March 7, 2014    Incorporated by reference to Post Effective
Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.
5. Sub Advisory Contract among Putnam Investment Management, LLC, Putnam Investments Limited and The Putnam Advisory Company, LLC dated
February 27, 2014    Incorporated by reference to Post Effective
Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.